Exhibit 21.1

NORTHSTAR REAL ESTATE INCOME II, INC.
List of Significant Subsidiaries

Formation
Entity Name	Jurisdiction
NorthStar Real Estate Income Operating Partnership II, LP...................................................................	Delaware
CB Loan NT-II, LLC...............................................................................................................................	Delaware
DB Member NT-II, LLC.........................................................................................................................	Delaware
DB Loan NT-II, LLC..............................................................................................................................	Delaware
AION Mid-Atlantic I Preferred B NT-II, LLC.......................................................................................	Delaware
Mid-South Industrial Holdings NT-II, LLC............................................................................................	Delaware
MS Loan NT-II, LLC..............................................................................................................................	Delaware
UL Holdings NT-II, LLC........................................................................................................................	Delaware
Qarth Holdings NT-II, LLC....................................................................................................................	Delaware
PE Holdings NT-II, LLC.........................................................................................................................	Delaware
PE Investments XIII NT-II, LLC............................................................................................................	Delaware
PE Investment-T CAM2, LLC................................................................................................................	Delaware
438 E12 Lender NT-II, LLC...................................................................................................................	Delaware
USIP Terra Preferred NT-II, LLC...........................................................................................................	Delaware
NS Income II Sub-REIT, LLC................................................................................................................	Delaware